Exhibit 99.1

Cash America Announces Second Quarter Results and Dividend Declared

FORT WORTH, Texas--(BUSINESS WIRE)--July 30, 2015--Cash America International, Inc. (NYSE: CSH) announced today that net income from continuing operations for the second quarter of 2015 was $2,071,000 (8 cents per share) compared to a net loss from continuing operations of $11,746,000 (loss of 41 cents per share) for the second quarter of 2014. After adjusting for non-operating items in both the current and the prior year second quarter, adjusted net income from continuing operations, a non-GAAP measure, was $1,761,000 (6 cents per share) for the second quarter of 2015 compared to a net loss of $2,050,000 (loss of 8 cents per share) for the second quarter of 2014.

Included in the reported net income from continuing operations for the second quarter of 2015 is a gain on the disposition of equity securities of $1.1 million before taxes (3 cents per share after taxes) and a loss on the early extinguishment of debt of $0.6 million before taxes (1 cent per share after taxes), which in aggregate increased income by $0.5 million before taxes (2 cents per share after taxes). When excluding this additional income, adjusted net income from continuing operations, a non-GAAP measure, was $1.8 million (6 cents per share) for the second quarter of 2015, which exceeded the high end of the Company’s published guidance of expected net income per share from continuing operations of between 1 cent and 5 cents per share provided in its press release dated April 30, 2015. Included in the results for the second quarter of 2014 was a loss on the early extinguishment of debt and a loss related to a litigation settlement, which in aggregate reduced net income by $15.4 million before taxes (33 cents per share after taxes). Excluding these expenses, adjusted net loss from continuing operations, a non-GAAP measure, would have been $2.1 million, representing a loss of 8 cents per share, in the second quarter of 2014.

Consolidated total revenue was $236.5 million for the second quarter of 2015 compared to $253.6 million for the second quarter of 2014. Consolidated net revenue was $134.0 million for the second quarter of 2015, compared to $141.2 million for the second quarter of 2014. Included in the second quarter of 2014 were the results of the Company’s Mexico-based pawn business, which was sold in the third quarter of 2014. The Company’s net revenue from domestic operations was $134.0 million for the second quarter of 2015 compared to $138.1 million for the second quarter of 2014, with the $4.1 million decrease primarily due to lower pawn loan fees and service charges as a result of lower average pawn loan balances, as well as decreased consumer loan net revenue as a result of the Company's strategic decision to de-emphasize and eliminate its unsecured short-term consumer loan activities in many of its locations. Consumer loan fees represented only 8% of the Company’s consolidated total revenue for the second quarter of 2015.

While net revenue from the Company’s domestic operations was 3% below the prior year’s second quarter results, the domestic business produced a 58% increase in income from operations, which reached $6.4 million for the three months ended June 30, 2015 compared to $4.0 million for the three months ended June 30, 2014. Commenting on the second quarter results, Daniel R. Feehan, Chief Executive Officer of Cash America, said, “The first half of 2015 has shaped up much as we expected as our efforts to emphasize improved marginal profitability through expense management allowed us to report a significant increase in earnings compared to the prior year. As we enter the second half of 2015, we are well positioned to leverage our focus on business fundamentals and execution to expand net revenue and continue to report year-over-year increases in earnings and marginal profitability.”

The Company announced a four million share repurchase authorization on January 29, 2015. As a part of that authorization, the Company repurchased 1,184,230 shares during the second quarter of 2015. In aggregate, these shares were purchased at an approximate average price of $26.77 per share and represented approximately 4% of the fully diluted shares as of the end of the first quarter of 2015. Through the six-month period ended June 30, 2015, the Company has purchased 2,332,230 shares under this repurchase authorization at an average price of approximately $24.44 per share, representing approximately 8% of the fully diluted shares as of the end of December 31, 2014. The Company ended the second quarter with $44 million in cash and no borrowings outstanding under its $280 million line of credit.

For the six months ended June 30, 2015, the Company reported net income from continuing operations of $9.9 million (35 cents per share) compared to a net loss of $8.5 million (a loss of 30 cents per share) for the same period in 2014. Included in the reported net income for the six months ended June 30, 2015 is a gain on the disposition of equity securities, a loss on early extinguishment of debt and severance expenses related to administrative and operations staff reductions, which in aggregate reduced net income from continuing operations by $0.2 million before taxes (1 cent per share after taxes). When excluding these items, adjusted net income from continuing operations, a non-GAAP measure, was $10.1 million (36 cents per share) for the six months ended June 30, 2015. This compares to adjusted net income from continuing operations, a non-GAAP measure, of $2.3 million (7 cents per share) for the six-months ended June 30, 2014, which adds back to the reported results the expense for the early extinguishment of debt of $10.4 million after taxes and litigation settlement expenses of $0.4 million after taxes, for a total of $10.8 million (37 cents per share) for the six months ended June 30, 2014.

Consolidated total revenue was $508.2 million for the six months ended June 30, 2015 compared to $538.2 million for the same period in 2014, which included the Company’s Mexico-based pawn lending business in 2014. The Company’s domestic business posted total revenue of $508.2 million compared to $525.7 million for the six months ended June 30, 2015 and 2014, respectively. Consistent with the second quarter of 2015, the domestic business produced an increase in operating income while overcoming lower total and net revenue. The Company’s domestic operations generated a 21% increase in income from operations, which reached $22.9 million for the six months ended June 30, 2015 compared to $18.8 million for the six months ended June 30, 2014.

Cash America will host a conference call to discuss the second quarter results on Thursday, July 30, 2015, at 7:00 AM CDT. A live web cast of the call will be available on the Investor Relations section of the Company’s corporate web site http://www.cashamerica.com. To listen to the live call, please go to the web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.05 (5 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on August 26, 2015 to shareholders of record on August 12, 2015.

Outlook for the Third Quarter of 2015 and the 2015 Fiscal Year

Management believes that the opportunities for growth in revenue and earnings will be largely associated with customer demand for the credit products provided by the Company, which predominantly take the form of pawn loans, the disposition of unredeemed collateral by way of consumer spending on retail sales, the commercial sale of refined gold and diamonds and, to a lesser extent, consumer loans. During the second quarter, pawn loan balances increased sequentially from the first quarter in-line with traditional seasonal growth. Management expects traditional sequential pawn loan balance growth in the third quarter and believes that the rate and timing of this growth will have a significant influence on the third and fourth quarter results.

Based on its views on the preceding factors, management expects net income per share for the third quarter of 2015 to be between 17 cents and 20 cents per share compared to a net loss from continuing operations of 32 cents per share in the third quarter of 2014. During the third quarter of 2014, management implemented actions that generated $14.1 million in after-tax expenses (48 cents per share) related to the sale of non-strategic operations in Mexico and Colorado, the early extinguishment of long-term debt and a corporate reorganization to create expense efficiencies. Excluding the $14.1 million in expenses related to these items incurred in the third quarter of 2014, adjusted net income from continuing operations, a non-GAAP measure, would have been $4.7 million (16 cents per share) for the third quarter of 2014.

At this time, management modifies and increases its previously reported expectations for its fiscal year 2015 adjusted EBITDA to an anticipated range of between $117 million to $125 million, which management estimates will generate between $0.95 and $1.10 in adjusted net income per share from continuing operations, a non-GAAP measure, which excludes the disposition of equity securities, a loss on early extinguishment of debt and severance expenses related to administrative and operations staff reductions, which in aggregate reduced income for the six months ended June 30, 2015 by 1 cent per share. This compares to a reported net loss from continuing operations of 36 cents per share for fiscal year 2014, which included expense items totaling 87 cents per share related to the early extinguishment of debt, a loss on divestitures and the severance expenses related to administrative and operations staff reductions. Adding back the expense per share of 87 cents incurred during 2014, adjusted net income from continuing operations, a non-GAAP measure, for the year ended December 31, 2014 would have been 51 cents per share.

About the Company

As of June 30, 2015 Cash America International, Inc. (the “Company”) operated 904 total locations offering specialty financial services to consumers, which included the following:

  826 lending locations in 20 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;” and
  78 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 12 states in the United States under the name “Mr. Payroll.”

For additional information regarding the Company and the services it provides, visit the Company’s website located at: http://www.cashamerica.com or its mobile app, which may be downloaded without cost from the App StoreSM and on Google Play™. *App Store is a service mark of Apple Inc. and Google Play is a trademark of Google Inc.

Non-GAAP Measures

The Non-GAAP Disclosure section included in the attachments to this press release contain a reconciliation of non-GAAP information and a discussion of the reasons why the Company’s management believes that presentation of the non-GAAP financial measures discussed above provide useful information to investors regarding the Company’s financial condition and results of operations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in laws, rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau, including the effect of and compliance with a consent order the Company entered into with the Consumer Financial Protection Bureau in November 2013; accounting and income tax risks related to goodwill and other intangible asset impairment, certain tax positions taken by the Company and other accounting matters that require the judgment of management; the Company’s ability to attract and retain qualified executive officers, including a new Chief Executive Officer upon the retirement of the Company’s current Chief Executive Officer; the effect of any current or future litigation proceedings, including an unfavorable outcome in an outstanding lawsuit relating to the Company’s 5.75% Senior Notes due 2018 even though the Company believes the lawsuit is without merit and will vigorously defend its position, and any judicial decisions or rule-making that affects the Company, its products or the legality or enforceability of its arbitration agreements; decreased demand for the Company’s products and services and changes in competition; fluctuations in the price of gold and changes in economic conditions; public perception of the Company’s business and the Company’s business practices; risks related to the Company’s financing, such as compliance with financial covenants in the Company’s debt agreements, the Company’s ability to satisfy its outstanding debt obligations, to refinance existing debt obligations or to obtain new capital; risks related to interruptions to the Company’s business operations, such as a prolonged interruption in the Company’s operations of its facilities, systems or business functions, cyber-attacks or security breaches or the actions of third parties who provide, acquire or offer products and services to, from or for the Company; risks related to the expansion and growth of the Company’s business, including the Company’s ability to open new locations in accordance with plans or to successfully integrate newly acquired businesses into its operations; risks related to the 2014 spin-off of the Company’s former E-Commerce Division that comprised its e-commerce segment, Enova International, Inc.; fluctuations in the price of the Company’s common stock; the effect of any of the above changes on the Company’s business or the markets in which the Company operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Consolidated Operations:
Total Revenue	$236,464	$253,608	$508,226	$538,243
Net Revenue	133,991	141,249	281,082	293,722
Total Expenses	127,664	137,892	258,521	276,454

Income from Operations	$6,327	$3,357	$22,561	$17,268
Income (Loss) from Continuing Operations before Income Taxes	3,260	(17,049)	16,017	(9,990)

Net Income (Loss) from Continuing Operations	2,071	(11,746)	9,916	(8,509)

Net Income from Discontinued Operations, Net of Tax(a)	—	32,717	—	75,217

Net Income Attributable to Cash America International, Inc.	$2,071	$20,971	$9,916	$66,708

Earnings Per Share:
Basic Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.08	$(0.41)	$0.35	$(0.30)
Net Income from Discontinued Operations(a)	$—	$1.14	$—	$2.63
Net Income Attributable to Cash America International, Inc.(b)	$0.08	$0.73	$0.35	$2.33
Diluted Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.08	$(0.41)	$0.35	$(0.30)
Net Income from Discontinued Operations(a)	$—	$1.12	$—	$2.56
Net Income Attributable to Cash America International, Inc.(b)	$0.08	$0.72	$0.35	$2.27

Weighted average common shares outstanding:
Basic	27,326	28,823	28,005	28,616
Diluted	27,508	29,256	28,124	29,365

(a) Includes the operations of Enova International, Inc. (“Enova”), the wholly-owned subsidiary of Cash America International, Inc. (the “Company”) that the Company spun-off on November 13, 2014. Prior to the spin-off, Enova comprised the e-commerce segment of the Company.

(b) Earnings per share amounts included in this information may not sum due to rounding difference.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share information)
(Unaudited)
	June 30,		December 31,
	2015	2014	2014
Assets
Current assets:
Cash and cash equivalents	$43,986	$113,130	$53,042
Restricted cash	27	60	60
Pawn loans	247,381	263,668	252,168
Merchandise held for disposition, net	203,006	198,919	212,849
Pawn loan fees and service charges receivable	50,317	51,986	53,648
Consumer loans, net	30,393	45,994	44,853
Income taxes receivable	4,084	9	8,881
Prepaid expenses and other assets	25,287	40,207	21,317
Deferred tax assets	—	8,981	—
Investment in equity securities	109,140	—	131,584
Current assets of discontinued operations	—	411,347	—
Total current assets	713,621	1,134,301	778,402
Property and equipment, net	182,051	217,407	201,054
Goodwill	487,569	495,672	487,569
Intangible assets, net	42,562	49,121	45,828
Other assets	9,044	13,116	9,594
Noncurrent assets of discontinued operations	—	270,720	—
Total assets	$1,434,847	$2,180,337	$1,522,447
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$71,586	$69,055	$74,331
Customer deposits	20,350	18,295	17,314
Current deferred tax liabilities	20,366	—	27,820
Current liabilities of discontinued operations	—	62,813	—
Total current liabilities	112,302	150,163	119,465
Deferred tax liabilities	70,323	64,398	72,432
Other liabilities	838	1,161	878
Noncurrent liabilities of discontinued operations	—	542,729	—
Long-term debt	184,450	300,000	196,470
Total liabilities	$367,913	$1,058,451	$389,245
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued	3,024	3,024	3,024
Additional paid-in capital	80,702	86,184	86,388
Retained earnings	1,037,505	1,082,725	1,030,387
Accumulated other comprehensive income	57,649	7,998	71,959
Treasury shares, at cost (3,678,936 shares, 1,382,602 shares and 1,428,495 shares as of June 30, 2015 and 2014, and as of December 31, 2014, respectively)	(111,946)	(58,045)	(58,556)
Total equity	1,066,934	1,121,886	1,133,202
Total liabilities and equity	$1,434,847	$2,180,337	$1,522,447

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue
Pawn loan fees and service charges	$76,899	$80,990	$154,212	$161,177
Proceeds from disposition of merchandise	138,703	146,772	310,916	323,227
Consumer loan fees	19,311	23,900	39,630	49,659
Other	1,551	1,946	3,468	4,180
Total Revenue	236,464	253,608	508,226	538,243
Cost of Revenue
Disposed merchandise	98,060	104,510	217,944	229,074
Consumer loan loss provision	4,413	7,849	9,200	15,447
Total Cost of Revenue	102,473	112,359	227,144	244,521
Net Revenue	133,991	141,249	281,082	293,722
Expenses
Operations and administration	113,306	122,711	229,644	246,130
Depreciation and amortization	14,559	15,181	29,078	30,324
Gain on divestitures	(201)	—	(201)	—
Total Expenses	127,664	137,892	258,521	276,454
Income from Operations	6,327	3,357	22,561	17,268
Interest expense	(3,557)	(8,389)	(7,201)	(18,457)
Interest income	5	2,880	7	7,644
Foreign currency transaction (loss) gain	(7)	119	32	117
Loss on early extinguishment of debt	(607)	(15,016)	(607)	(16,562)
Gain on disposition of equity securities	1,099	—	1,225	—
Income (Loss) from Continuing Operations before Income Taxes	3,260	(17,049)	16,017	(9,990)
Provision (benefit) for income taxes	1,189	(5,303)	6,101	(1,481)
Net Income (Loss) from Continuing Operations	2,071	(11,746)	9,916	(8,509)
Net Income from Discontinued Operations, Net of Tax	—	32,717	—	75,217
Net Income Attributable to Cash America International, Inc.	$2,071	$20,971	$9,916	$66,708
Earnings Per Share:
Basic Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.08	$(0.41)	$0.35	$(0.30)
Net Income from Discontinued Operations	$—	$1.14	$—	$2.63
Net Income Attributable to Cash America International, Inc.	$0.08	$0.73	$0.35	$2.33
Diluted Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.08	$(0.41)	$0.35	$(0.30)
Net Income from Discontinued Operations	$—	$1.12	$—	$2.56
Net Income Attributable to Cash America International, Inc.	$0.08	$0.72	$0.35	$2.27
Weighted average common shares outstanding:
Basic	27,326	28,823	28,005	28,616
Diluted	27,508	29,256	28,124	29,365
Dividends declared per common share	$0.050	$0.035	$0.100	$0.070

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
PAWN LOAN METRICS

The following tables outline certain data related to domestic pawn loan activities for the continuing operations of the Company as of and for the three and six months ended June 30, 2015 and 2014 (dollars in thousands except where otherwise noted):

Domestic Pawn Loan Metrics:	As of June 30,
	2015	2014(a)	$ Change	% Change
Ending pawn loan balances	$247,381	$257,647	$(10,266)	(4.0)%
Ending merchandise balance, net	$203,006	$192,745	$10,261	5.3%
	Three Months Ended June 30,
Domestic pawn operations	2015	2014(a)	$ Change	% Change
Pawn loan fees and service charges	$76,899	$78,911	$(2,012)	(2.5)%
Average pawn loan balance outstanding	$228,140	$235,187	$(7,047)	(3.0)%
Amount of pawn loans written and renewed	$257,430	$271,226	$(13,796)	(5.1)%
Average amount per pawn loan (in ones)	$124	$123	$1	0.8%
Annualized yield on pawn loans	135.2%	134.6%

(a) Excludes amounts related to the Company’s Mexico-based pawn operations, which were sold in August 2014. For the three months ended June 30, 2014, Mexico-based pawn operations had an ending pawn loan balance of $6,021, an ending merchandise balance, net, of $6,174, pawn loan fees and services charges of $2,079, an average pawn loan balance outstanding of $5,683, pawn loans written and renewed of $15,909, an average amount per pawn loan of $88 and an annualized yield on pawn loans of 146.7%.

	Six Months Ended June 30,
Domestic pawn operations	2015	2014(a)	$ Change	% Change
Pawn loan fees and service charges	$154,212	$157,378	$(3,166)	(2.0)%
Average pawn loan balance outstanding	$231,748	$239,089	$(7,341)	(3.1)%
Amount of pawn loans written and renewed	$479,606	$503,786	$(24,180)	(4.8)%
Average amount per pawn loan (in ones)	$126	$124	$2	1.6%
Annualized yield on pawn loans	134.2%	132.7%

(a) Excludes amounts related to the Company’s Mexico-based pawn operations, which were sold in August 2014. For the six months ended June 30, 2014, Mexico-based pawn operations had pawn loan fees and service charges of $3,799, an average pawn loan balance outstanding of $5,175, pawn loans written and renewed of $28,895, an average amount per pawn loan of $88, and an annualized yield on pawn loans of 148.0%.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is generally the principal amount loaned on an item or the amount paid for purchased merchandise. The following table summarizes the proceeds from the disposition of merchandise and the related profit for domestic operations for the three and six months ended June 30, 2015 and 2014 (dollars in thousands):

	Three Months Ended June 30,
	2015			2014(a)
Domestic pawn operations	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$119,323	$19,380	$138,703	$113,626	$28,821	$142,447
Gross profit on disposition	$38,798	$1,845	$40,643	$37,689	$3,581	$41,270
Gross profit margin	32.5%	9.5%	29.3%	33.2%	12.4%	29.0%
Percentage of total gross profit	95.5%	4.5%	100.0%	91.3%	8.7%	100.0%

(a) Excludes amounts related to the Company’s Mexico-based pawn operations, which were sold in August 2014. For the three months ended June 30, 2014, Mexico-based pawn operations had proceeds from disposition of $4,325, gross profit on disposition of $992, and gross profit margin of 22.9%.

	Six Months Ended June 30,
	2015			2014(a)
Domestic pawn operations	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$267,472	$43,444	$310,916	$251,952	$62,665	$314,617
Gross profit on disposition	$85,754	$7,218	$92,972	$86,131	$6,051	$92,182
Gross profit margin	32.1%	16.6%	29.9%	34.2%	9.7%	29.3%
Percentage of total gross profit	92.2%	7.8%	100.0%	93.4%	6.6%	100.0%

(a) Excludes amounts related to the Company’s Mexico-based pawn operations, which were sold in August 2014. For the six months ended June 30, 2014, Mexico-based pawn operations had proceeds from disposition of $8,610, gross profit on disposition of $1,971, and gross profit margin of 22.9%.

The table below summarizes the age of merchandise held for disposition related to the Company’s domestic pawn lending operations before valuation allowance of $2.6 million, $2.0 million and $2.4 million as of June 30, 2015 and 2014, and December 31, 2014, respectively (dollars in thousands):

	As of June 30,				As of December 31,
	2015		2014(a)		2014
Domestic pawn operations	Amount	%	Amount	%	Amount	%
Jewelry - held for one year or less	$130,265	63.4%	$106,722	54.8%	$111,963	52.0%
Other merchandise - held for one year or less	64,648	31.4%	75,394	38.7%	90,642	42.1%
Total merchandise held for one year or less	194,913	94.8%	182,116	93.5%	202,605	94.1%
Jewelry - held for more than one year	5,233	2.5%	5,361	2.8%	3,494	1.6%
Other merchandise - held for more than one year	5,460	2.7%	7,268	3.7%	9,150	4.3%
Total merchandise held for more than one year	10,693	5.2%	12,629	6.5%	12,644	5.9%
Merchandise held for disposition, gross	$205,606	100.0%	$194,745	100.0%	$215,249	100.0%
Merchandise held for disposition, net of allowance	$203,006		$192,745		$212,849

(a) Excludes amounts related to the Company’s Mexico-based pawn operations, which were sold in August 2014. As of June 30, 2014, Mexico-based pawn operations had gross merchandise held for disposition of $6,282 and merchandise held for disposition, net of allowance, of $6,174.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN METRICS AND BALANCES

The following tables set forth interest and fees on consumer loans, loan loss provision and consumer loan fees, net of the loss provision, related to domestic consumer loan activities for the continuing operations of the Company for the three and six months ended June 30, 2015 and 2014 (dollars in thousands except where otherwise noted):

	Three Months Ended June 30,
	2015			2014
	Short-term loans	Installment loans	Total	Short-term loans	Installment loans	Total
Consumer loan fees	$13,362	$5,949	$19,311	$20,440	$3,460	$23,900
Less: consumer loan loss provision	1,711	2,702	4,413	5,952	1,897	7,849
Consumer loan fees, net loss provision	$11,651	$3,247	$14,898	$14,488	$1,563	$16,051
Year-over-year change - $	$(2,837)	$1,684	$(1,153)	$(3,163)	$(321)	$(3,484)
Year-over-year change - %	(19.6)%	107.7%	(7.2)%	(17.9)%	(17.0)%	(17.8)%
Consumer loan loss provision as a % of consumer loan fees	12.8%	45.4%	22.9%	29.1%	54.8%	32.8%

	Six Months Ended June 30,
	2015			2014
	Short-term loans	Installment loans	Total	Short-term loans	Installment loans	Total
Consumer loan fees	$30,425	$9,205	$39,630	$42,437	$7,222	$49,659
Less: consumer loan loss provision	4,830	4,370	9,200	11,397	4,050	15,447
Consumer loan fees, net loss provision	$25,595	$4,835	$30,430	$31,040	$3,172	$34,212
Year-over-year change - $	$(5,445)	$1,663	$(3,782)	$(6,274)	$(593)	$(6,867)
Year-over-year change - %	(17.5)%	52.4%	(11.1)%	(16.8)%	(15.8)%	(16.7)%
Consumer loan loss provision as a % of consumer loan fees	15.9%	47.5%	23.2%	26.9%	56.1%	31.1%

In addition to reporting consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either GAAP items or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure.

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. The comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on the Company’s balance sheet since both revenue and the loss provision for loans are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN METRICS AND BALANCES

Management evaluates consumer loan loss rates for all of its consumer loan products to determine credit quality and evaluate trends. The following tables provide additional information related to each of the Company’s consumer loan products as of and for the three and six months ended June 30, 2015 and 2014 (dollars in thousands).

	Three Months Ended June 30,
	2015			2014
	Short-term loans	Installment loans	Total	Short-term loans	Installment loans	Total
Consumer loans written and renewed(a)
Company owned	$107,026	$1,501	$108,527	$157,268	$2,526	$159,794
Guaranteed by the Company(b)	6,811	23,783	30,594	16,878	6,763	23,641
Combined consumer loans written and renewed	$113,837	$25,284	$139,121	$174,146	$9,289	$183,435
Ending consumer loan balances, gross
Company owned	$29,092	$4,834	$33,926	$42,744	$7,643	$50,387
Guaranteed by the Company(b)	1,659	11,223	12,882	3,976	8,565	12,541
Combined ending consumer loan balances, gross(c)	$30,751	$16,057	$46,808	$46,720	$16,208	$62,928
Allowance and liability for losses
Company owned	$2,106	$1,427	$3,533	$3,431	$962	$4,393
Guaranteed by the Company(b)	159	1,763	1,922	440	1,155	1,595
Combined allowance and liability for losses	$2,265	$3,190	$5,455	$3,871	$2,117	$5,988
Ending consumer loan balances, net
Company owned	$26,986	$3,407	$30,393	$39,313	$6,681	$45,994
Guaranteed by the Company(b)	1,500	9,460	10,960	3,536	7,410	10,946
Combined ending consumer loan balances, net(c)	$28,486	$12,867	$41,353	$42,849	$14,091	$56,940
Consumer loan ratios:
Allowance and liability for losses as a % of combined ending consumer loan balance, gross(c)	7.4%	19.9%	11.7%	8.3%	13.1%	9.5%

	Six Months Ended June 30,
	2015			2014
	Short-term loans	Installment loans	Total	Short-term loans	Installment loans	Total
Consumer loans written and renewed (a)
Company owned	$241,503	$2,949	$244,452	$316,728	$4,351	$321,079
Guaranteed by the Company (b)	14,868	37,786	52,654	35,242	11,201	46,443
Combined consumer loans written and renewed	$256,371	$40,735	$297,106	$351,970	$15,552	$367,522

(a) The disclosure regarding the amount of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.

(b) The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the CSO programs, so these balances are not recorded in the Company’s financial statements. However, the Company has established a liability for estimated losses in support of its guarantee of these loans, which is reflected in the table above and included in the Company’s consolidated balance sheets.

(c) Non-GAAP measure.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
LOCATION INFORMATION

Locations

The following table sets forth the number of locations through which the Company offered pawn lending, consumer lending, and other services and franchised locations offering check cashing services as of June 30, 2015 and 2014. The Company provides these services in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland” and “Mr. Payroll.” The Company’s domestic pawn and consumer lending locations operated in 20 and 22 states in the United States as of June 30, 2015 and 2014, respectively. As of both June 30, 2015 and 2014, the franchised check cashing centers operated in 12 states.

	As of June 30,
	2015	2014
Company-operated locations offering:
Pawn lending only	549	303
Both pawn and consumer lending	255	576
Consumer lending only	22	37
Total Company-operated locations	826	916
Franchised check cashing	78	88
Total	904	1,004

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP, the Company has provided certain historical non-GAAP measures in the tables below, including (i) adjusted net income from continuing operations, adjusted diluted net income per share from continuing operations, adjusted earnings from continuing operations and adjusted earnings per share from continuing operations (collectively, the “Adjusted Earnings Measures”), and (ii) adjusted EBITDA, which the Company defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, loss on early extinguishment of debt, gain on disposition of equity securities and provision or benefit for income taxes. Management also provides estimated adjusted EBITDA, estimated adjusted earnings per share from continuing operations, and estimated free cash flow per share, which are non-GAAP measures. Management defines estimated free cash flow per share as estimated adjusted earnings per share from continuing operations excluding estimated depreciation and amortization, less estimated cash paid for capital expenditures.

Management believes that the presentation of these measures provides users of the financial statements with greater transparency and facilitates a more meaningful comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods. In addition, management believes this information provides a more in-depth and complete view of the Company’s financial performance, competitive position and prospects for the future and may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. Management also believes that non-GAAP measures are frequently used by investors to analyze operating performance, evaluate the Company’s ability to incur and service debt and its capacity for making capital investments, and to help assess the Company’s estimated enterprise value.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

For adjusted earnings from continuing operations and adjusted earnings per share from continuing operations, management excludes intangible asset amortization, non-cash equity-based compensation, convertible debt non-cash interest and issuance cost amortization, and foreign currency transaction gains or losses. In addition, management has determined that the adjustments to the Adjusted Earnings Measures and adjusted EBITDA, as applicable, included in the tables below are useful to investors in order to allow them to compare the Company’s financial results for the current quarter with the prior year quarter without the effect of the below items, which management believes are less frequent in nature:

  the expenses related to the Company’s reorganization to better align the corporate and operating cost structure with its remaining storefront operations after the Enova Spin-off (the “Reorganization”);
  the gain on disposition of equity securities;
  the gain or loss on significant divestitures;
  the loss on early extinguishment of debt;
  the charges related to the closure of 36 locations in Texas in 2013 that offered consumer loans as their primary source of revenue (the “Texas Consumer Loan Store Closures”);
  the adjustments for a penalty paid to the Consumer Financial Protection Bureau (the “CFPB”) in connection with the issuance of a consent order by the CFPB in November 2013 (the “Regulatory Penalty”);
  charges related to a significant litigation settlement in 2013 (the “2013 Litigation Settlement”);
  an adjustment made in 2013 (the “Ohio Adjustment for the Ohio Reimbursement Program”) to decrease the Company’s remaining liability following an assessment of the claims made under a voluntary program initiated in 2012 to reimburse Ohio customers in connection with certain legal collections proceedings initiated by the Company in Ohio; and
  a recognized income tax benefit related to a tax deduction included on the Company’s 2013 federal income tax return for its tax basis in the stock of its subsidiary that previously owned its Mexico-based pawn operations, Creazione Estilo, S.A. de C.V., a Mexican sociedad anónima de capital variable (the “Creazione Deduction”).

Adjusted EBITDA is presented for the trailing twelve months ended June 30, 2015 and 2014. Therefore, certain adjusting items that occurred in the third and fourth quarters of 2014 and 2013 are presented in the adjusted EBITDA table.

Management believes the non-GAAP measures, including these adjustments, provide more meaningful information regarding the ongoing operating performance, provide more useful period-to-period comparisons of operating results, both internally and in relation to operating results of competitors, enhance investors' understanding of the core operating results of the business and provide a more accurate indication of the Company’s ability to generate cash flows from operations.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

Adjusted Earnings and Adjusted Earnings Per Share

The following table provides a reconciliation for the three and six months ended June 30, 2015 and 2014, between net income (loss) from continuing operations and diluted net income (loss) per share from continuing operations calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (dollars in thousands, except per share data). Amounts for the three and six months ended June 30, 2014 include the Company’s Mexico-based pawn operations, which were sold in August 2014.

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
	$	Per Diluted Share(a)	$	Per Diluted Share(a)	$	Per Diluted Share(a)	$	Per Diluted Share(a)
Net income (loss) and diluted net income (loss) per share from continuing operations	$2,071	$0.08	$(11,746)	$(0.41)	$9,916	$0.35	$(8,509)	$(0.30)
Adjustments (net of tax):
Loss on early extinguishment of debt	382	0.01	9,460	0.32	382	0.01	10,434	0.36
Gain on disposition of equity securities	(692)	(0.03)	—	—	(771)	(0.02)	—	—
Reorganization	—	—	—	—	537	0.02	—	—
2013 Litigation Settlement	—	—	236	0.01	—	—	400	0.01
Adjusted net income (loss) and adjusted diluted net income (loss) per share from continuing operations	1,761	0.06	(2,050)	(0.08)	10,064	0.36	2,325	0.07
Other adjustments (net of tax):
Intangible asset amortization	1,028	0.04	1,038	0.04	2,057	0.07	2,071	0.07
Non-cash equity-based compensation	1,039	0.04	1,040	0.04	2,046	0.07	1,982	0.07
Convertible debt non-cash interest and issuance cost amortization	—	—	144	—	—	—	518	0.02
Foreign currency transaction loss (gain)	4	—	(75)	—	(20)	—	(74)	—
Adjusted earnings and adjusted earnings per share from continuing operations	$3,832	$0.14	$97	$—	$14,147	$0.50	$6,822	$0.23

(a) Diluted shares are calculated by giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised and converted into common shares during the period. Per-share values may not calculate correctly using the weighted average common shares outstanding value as the denominator due to rounding differences.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

The tables below reconcile the gross amounts, the impact of income taxes and the net amounts for each of the adjustments included in the table above.

	Three Months Ended June 30,
	2015			2014
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Loss on early extinguishment of debt	$607	$225	$382	$15,016	$5,556	$9,460
Gain on disposition of equity securities	(1,099)	(407)	(692)	—	—	—
2013 Litigation Settlement	—	—	—	375	139	236
Total Adjustments	$(492)	$(182)	$(310)	$15,391	$5,695	$9,696

	Six Months Ended June 30,
	2015			2014
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Loss on early extinguishment of debt	$607	$225	$382	$16,562	$6,128	$10,434
Gain on disposition of equity securities	(1,225)	(454)	(771)	—	—	—
Reorganization	853	316	537	—	—	—
2013 Litigation Settlement	—	—	—	635	235	400
Total Adjustments	$235	$87	$148	$17,197	$6,363	$10,834

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

Adjusted EBITDA

The following table provides a reconciliation between net income from continuing operations, which is the nearest GAAP measure presented in the Company’s financial statements, to adjusted EBITDA from continuing operations (dollars in thousands):

	Trailing 12 Months Ended
	June 30,
	2015	2014
Net income from continuing operations	$8,038	$26,367
Provision (benefit) for income taxes (a)	9,623	(32,096)
Gain on disposition of equity securities	(1,225)	—
Loss on early extinguishment of debt	6,598	17,169
Foreign currency transaction gain	(28)	(73)
Interest expense, net	15,254	20,819
Depreciation and amortization expenses (b)	59,696	59,770
Adjustments:
Reorganization	8,391	—
Loss on divestitures	5,176	—
Texas Consumer Loan Store Closures	—	1,373
Regulatory Penalty	—	2,500
2013 Litigation settlement	—	18,635
Ohio Adjustment for the Ohio Reimbursement Program	—	(5,000)
Adjusted EBITDA from continuing operations	$111,523	$109,464
Adjusted EBITDA margin from continuing operations calculated as follows:
Total revenue	$1,064,679	$1,048,713
Adjusted EBITDA	$111,523	$109,464
Adjusted EBITDA as a percentage of total revenue	10.5%	10.4%

(a) For the trailing 12 months ended June 30, 2014, includes income tax benefit of $33.2 million related to the Creazione Deduction.

(b) For the trailing 12 months ended June 30, 2014, excludes $0.2 million of depreciation and amortization expenses, which are included in the “Texas Consumer Loan Store Closures.”

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

The table below reconciles the gross amounts, the impact of income taxes and the net amounts for each of the adjustments included in the table above.

	Trailing 12 Months Ended June 30,
	2015			2014
	Pre-tax	Tax	After Tax	Pre-tax	Tax	After Tax
Reorganization	$8,391	$3,105	$5,286	$—	$—	$—
Loss on divestitures	5,176	(1,268)	6,444	—	—	—
Gain on disposition of equity securities	(1,225)	(454)	(771)	—	—	—
Loss on early extinguishment of debt	6,598	2,442	4,156	17,169	6,353	10,816
Texas Consumer Loan Store Closures	—	—	—	1,373	508	865
Regulatory Penalty	—	—	—	2,500	—	2,500
2013 Litigation Settlement	—	—	—	18,635	6,895	11,740
Ohio Adjustment for the Ohio Reimbursement Program	—	—	—	(5,000)	(1,791)	(3,209)
Tax benefit related to Creazione Deduction (a)	—	—	—	—	33,201	(33,201)
Total Adjustments	$18,940	$3,825	$15,115	$34,677	$45,166	$(10,489)

(a) For the trailing 12 months ended June 30, 2014, the tax benefit related to the Creazione Deduction of $33.2 million is included in the provision (benefit) for income taxes.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ESTIMATED ADJUSTED EBITDA

The following table reconciles estimated income from operations to estimated Adjusted EBITDA, a non-GAAP measure (dollars in thousands):

	Estimated Results
	For Year Ended December 31, 2015
	Low	High
	(Unaudited)
Estimated income from operations	$57,000	$65,000
Depreciation and amortization	60,000	60,000
Estimated Adjusted EBITDA	$117,000	$125,000

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ESTIMATED ADJUSTED EARNINGS PER SHARE AND FREE CASH FLOW PER SHARE

The table below shows an estimated range of adjusted earnings per share from continuing operations, in addition to an estimated range of free cash flow per share. The financial measure of free cash flow per share has limitations as it does not represent the residual cash flow available for discretionary expenditures as certain components of the Company’s consolidated statement of cash flows are omitted. Therefore, estimated free cash flow per share should be evaluated in conjunction with the Company’s consolidated statement of cash flows.

A reconciliation is shown for the year ended December 31, 2015, between estimated net income from continuing operations, which is the nearest GAAP measure presented in the Company’s financial statements, to estimated adjusted earnings per share and estimated free cash flow per share (all amounts shown are per-share based on diluted weighted average common shares outstanding for the quarter ended June 30, 2015):

	Estimated Results
	For the year ended December 31, 2015
	Low	High
	(Unaudited)
Estimated net income from continuing operations	$0.94	$1.09
Adjustments (net of tax):
Loss on early extinguishment of debt	0.01	0.01
Gain on disposition of equity securities	(0.02)	(0.02)
Reorganization	0.02	0.02
Estimated adjusted earnings per share from continuing operations	$0.95	$1.10
Depreciation and amortization expenses (a)	2.18	2.18
Capital expenditures (b)	(0.85)	(0.85)
Estimated free cash flow per share	$2.28	$2.43

(a) Assumes approximately $60.0 million of depreciation and amortization for the year ended December 31, 2015.

(b) Assumes approximately $23.4 million of capital expenditures for the year ended December 31, 2015.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100